1
                                 Filed pursuant to Rule 424(b)(3)
                                     S.E.C. File Number 333-35429
Prospectus Supplement
May 12, 1998
(TO PROSPECTUS DATED DECEMBER 1, 1997)


The Prospectus dated December 1, 1997 (the "Prospectus") relating to the resale from time to time by the holders (the "Selling Securityholders") of up to $57,500,000 aggregate principal amount of 7% Convertible Subordinated Notes due 2004 (the "Notes") of Atlantic Coast Airlines, Inc., a Delaware corporation (the "Company"), and the resale of shares of the common stock, par value $.02 per share (the "Common Stock") of the Company issuable upon conversion thereof (the "Conversion Shares") is hereby amended as follows:

The following entity is hereby named as a Selling Securityholders as contemplated on page 30 of the Prospectus:


                           Principal Amount  Percent of Total
 Selling Securityholders    of Notes Owned      Outstanding
                                                   Notes

SoundShore Partners, L.P.     $2,140,000           3.72%



*    Less than one percent